UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 4, 2004

NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

         On November 4, 2004, Newfield issued a press release announcing that its Cumbria Prospect in the U.K. North Sea is a dry hole. Because the results of the well became known prior to Newfield filing its Form 10-Q for the third quarter of 2004, it is required to recognize a ceiling test write down of $6.7 million ($5.0 million after tax) in such quarter. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press release issued by Newfield Exploration Company on November 4, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: November 4, 2004	By:	/s/ TERRY W. RATHERT
--------------------------------------------------------------
Terry W. Rathert
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Newfield Exploration Company on November 4, 2004.

Exhibit 99.1

Newfield Announces North Sea Drilling Results and Related
Charge to Earnings

FOR IMMEDIATE RELEASE

        Houston – (November 4, 2004) – Newfield Exploration Company (NYSE:NFX) today announced that its Cumbria Prospect was a dry hole. The well was drilled on License Area 49/4b in the Southern Gas Basin of the U.K. North Sea. Because the results of the well became known prior to Newfield filing its Form 10-Q for the third quarter of 2004, it is required to recognize a ceiling test write down of $6.7 million ($5.0 million after tax) in such quarter. Consequently, Newfield's earnings for the third quarter of 2004 will be reduced from a previously announced $81.6 million, or $1.35 per share (all per share amounts on a diluted basis), to $76.5 million, or $1.27 per share.

        Under full cost accounting, all costs incurred in the acquisition, exploration and development of oil and gas properties are capitalized in cost centers on a country-by-country basis. Because the results of the Cumbria well became known prior to Newfield filing its Form 10-Q, full cost accounting rules require that the costs accrued to drill the well through September 30, 2004 ($7.7 million) be included in the U.K. cost pool, subject to the ceiling or limit on such pool. Because the U.K. cost pool including these accrued costs exceeds the full cost ceiling, Newfield is required to recognize a write down.

         Subject to the results of planned drilling during the remainder of 2004, the remaining costs to drill the Cumbria prospect will likely result in a further ceiling test write down in the fourth quarter of 2004. The Cumbria well was drilled under a turnkey contract for approximately $13.2 million.

         Newfield Exploration Company is an independent crude oil and natural gas exploration and production company. The Company relies on a proven growth strategy that includes balancing acquisitions with drill bit opportunities. Newfield's areas of operation include the Gulf of Mexico, the U.S. onshore Gulf Coast, the Anadarko and Arkoma Basins of the Mid-Continent, the Uinta Basin of the Rocky Mountains, offshore Malaysia and other select international ventures.

Newfield Exploration Company		For information, contact:
363 N. Sam Houston Parkway East, Ste. 2020		Steve Campbell
Houston, TX 77060		(281) 847-6081
http://www.newfld.com		info@newfld.com

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